IN THE UNITED STATES DISTRICT COURT
                    FOR THE SOUTHERN DISTRICT OF TEXAS
                             HOUSTON DIVISION

    ------------------------------------------------------ -----x
    IN RE PARACELSUS CORP.         :    MASTER FILE NO.
    SECURITIES LITIGATION          :    H-96-3464 (EW)
    ----------------------------------------------------------- x


                         STIPULATION OF SETTLEMENT


     This Stipulation of Settlement (the "Settlement Stipulation") is

entered into this 11th day

of May, 1999, by and among plaintiffs, individually and as representatives of the Class, as

defined below, Paracelsus Healthcare Corporation, Manfred G. Krukemeyer,

R.J. Messenger,

James T. Rush, Charles R. Miller, James G. VanDevender, the Champion

Shareholders, as

defined below, Park-Hospital GmbH, Donaldson Lufkin & Jenrette Securities

Corporation, Bear

Steams & Co., Inc., Smith Barney, Inc., and ABN AMRO Chicago Corporation,

in connection

with the above-captioned Action.

     WHEREAS:

A.        Between October and December 1996, eight lawsuits were commenced as

putative class actions against Defendants in the United States District

Court for the Southern

District of Texas which alleged violations of the federal securities laws.

By Orders dated

February 14, 1997, the Court consolidated these class actions, and appointed plaintiffs Alan

Gordich, Gary Matzner and J.A. Ziskind as Lead Plaintiffs, and the law firm of Bernstein

Litowitz Berger & Grossmann LLP as Lead Counsel in these consolidated actions pursuant to



Section 27 of the Securities Act of 193 3, and Section 2 1 D of the

Securities Exchange Act of

1934.

B.        On May 2, 1997, Lead Plaintiffs in these actions filed a

          Consolidated Amended

Class Action Complaint, which asserted claims for relief against all defendants arising under the

Securities Act of 1933, on behalf of a class of persons or entities who purchased or acquired

Paracelsus common stock or senior subordinated notes during the Class

Period, as defined below, and which Defendants moved to dismiss on June 2,

1997.  By Order dated March 8, 1998, the Court granted defendants' motions to dismiss claims asserted on behalf of note purchasers, but denied defendants' motions to dismiss claims asserted on behalf of purchasers of Paracelsus

common stock. Defendants filed answers to the Consolidated Amended Class

Action Complaint in April 1998.

C.        On May 13, 1998, Lead Plaintiffs filed a Second Amended

          Consolidated Class

Action Complaint, which asserted an additional claim for relief only against Paracelsus under

Section 10(b) of the Securities Exchange Act of 1934. On June 12, 1998,

Paracelsus moved to

dismiss this additional claim. By Order dated November 3, 1998, the Court granted Paracelsus'

motion to dismiss this claim, without prejudice and with leave to replead.

D.        On November 17, 1998, Lead Plaintiffs filed a Third Amended

          Consolidated

Complaint, which amended the claim asserted against Paracelsus for violation of Section 10(b) of the Securities Exchange Act of 1934. This complaint was filed under seal. Thereafter, the

parties stipulated to an extension of time to answer or otherwise move with respect to this

complaint, for the purpose of engaging in settlement discussions.

E.        Counsel for the parties herein conducted intense, protracted arms-length

negotiations from the time that the Court denied defendants' motions to dismiss the Consolidated

Amended Class Action Complaint, and concluded these negotiations with the assistance of the

Honorable Frances H. Stacy, United States Magistrate Judge for the Southern

District of Texas.

As a result, on March 24, 1999, the parties herein reached an agreement to settle the Action in

accordance with the terms set forth in a Memorandum of Understanding annexed hereto as

Exhibit A.

F.        Lead Counsel considered and evaluated the evidence available to support

plaintiffs' claims and the likelihood of prevailing on those claims; the ability of defendants to

withstand any judgment entered against them; and the likely appeals and subsequent proceedings

necessary if the Class did prevail, and concluded that the settlement negotiated is in the best interest of the Class.

G.        Defendants and Park Hospital GmbH, a party to the Settlement,

          while denying all

wrongdoing as alleged by plaintiffs in this action, or any wrongdoing whatsoever, and denying

any liability to Plaintiffs or the Class, and relying on the provisions of this Settlement Stipulation

that this settlement shall in no event be construed or deemed to be evidence, or an admission or a

concession on the part of Defendants, or any other party to this Settlement

Stipulation, of any

fault or liability whatsoever, and without conceding any infirmity in any defenses they have

asserted or intended to assert in the action, consider it desirable that this action be dismissed on

the terms set forth herein in order to avoid further expense and protracted litigation.

     NOW, THEREFORE, IT IS STIPULATED AND AGREED, by and among the parties hereto, by their undersigned counsel, subject to the Court's approval pursuant to Rule



23(e) of the Federal Rules of Civil Procedure. that this Action be settled and compromised,

according to the following terms and conditions:

     1.   As used in this Stipulation of Settlement, the following

capitalized terms shall

have the following meanings:

h.              "Action" means In re Paracelsus Corp. Securities

                Litigation, Master File

No. H-96-3464 (EW).

   i.          "Bear Stearns" means Bear Stearns & Co., Inc.

j.           "Champion" means Champion Healthcare Corporation.

k.           "Champion MOU" means that certain Settlement Agreement between the

Champion Shareholders, Krukemeyer, Park and Paracelsus, dated as of March

24, 1999.

l.           "Champion Shareholders" means each person or entity listed on

             Exhibit B

to the MOU, as defined below and annexed hereto as Exhibit A, all of whom have agreed to and

accepted, in writing, the terms of settlement contained in the Champion

MOU.

m.           "Chicago" means ABN AMRO Chicago Corporation.

n.           "Complaint" means Plaintiffs' Third Amended Consolidated Class

             Action

Complaint in the Action, filed on November 17, 1998.

o.           "Claimant" means any Class Member who files a Proof of Claim,

             as

hereinafter defined, in such form, in such manner and within the time limitation as set forth in the Proof of Claim form.

p.           "Claims Administrator" means a bank, accounting firm or other entity

selected by Lead Counsel to review claims in accordance with the Plan of

Distribution.





q.           "Class" means all persons or entities who purchased or

             acquired

Paracelsus common stock: (i) pursuant to the registration statement and prospectus filed with the

Securities and Exchange Commission in connection with the initial public offering of Paracelsus

common stock, which was declared effective on August 1). 1996; (ii)

pursuant to the Exchange

Offer, as defined below; or (iii) in the open market during the period

August 16, 1996, up to and

including October 9, 1996; 12rovided, however , that, notwithstanding the foregoing, expressly

excluded from the Class are: (1) each of the Defendants; (2) Park; (3) each of the Co-Manager

Underwriters and the Syndicate, as defined below; (4) Scott Barton; (5)

Ronald Patterson; (6)

members of the family of each of the Individual Defendants; (7) each person who at any time

served as an officer or director of Paracelsus prior to its merger with

Champion and members of

their respective families; (8) any person, firm, trust, corporation,

officer, director or other

individual or entity in which any Defendant, any of the Co-Manager

Underwriters or the

Syndicate, as defined below, or Park has a controlling interest or which is related to or affiliated

with any of the Defendants, any of the Co-Manager Underwriters or the

Syndicate, or Park, and

the legal representatives, agents, affiliates, heirs, successors-in-

interest or assigns of any such

excluded person or entity; and (9) each of the Champion Shareholders.

r.           "Class Member" means any person or entity included within the

             Class, and

who has not filed a timely and valid request for exclusion from the Class.

s.           "Class Period" means the period from and including August 13,

             1996,

through and including October 9, 1996.

t.           "Co-Manager Underwriters" means DLJ, Bear Steams, Smith Barney and Chicago.


u.           "Costs of Administration" means all expenses incurred in

             connection with

the administration of this Settlement, including the fees and expenses of the Claims Administrator.

v.           "Costs of Notice" means all costs and expenses incurred in discharging the

obligation to notify potential Class Members of the pending Action against,

and settlement with,

Defendants, either through direct mail or publication, as required by the

Court, but shall not

include attorneys' fees incurred by plaintiffs.

w.           "Court" means the United States District Court for the

             Southern District of

Texas.

x.           "Defendants" means Paracelsus Healthcare Corporation, Manfred

             G.

Krukemeyer, R.J. Messenger, James T. Rush, Charles R. Miller and James G.

VanDevender.

y.           "Deponents" means the Individual Defendants and Scott Barton.

z.           "Derivative Actions" means CAVEN V. MILLER, No. H-96-4291

             (S.D. Tex.)

and OROVITZ V. MILLER, No. H-97-2752 (S.D. Tex.).

27.          "Derivative Settlement" means the Settlement Agreement, dated

             March

24, 1999, setting forth the terms of settlement in the Derivative Actions.

28.          "Distribution Order" means an Order of the Court authorizing the

distribution, on or following the Effective Date, of the Settlement Fund to

Class Members.

29.          "DLJ" means Donaldson Lufkin & Jenrette Securities

             Corporation.

30.          "Effective Date" means the first business day ten (10) days after the date

by which all of the following have occurred: (1) a Notice Order, as described in subparagraph

hh, BELOW, and substantively identical to Exhibit B annexed hereto, has been entered by the

Court; (2) the Settlement has been approved in all respects by the Court;

(3) an Order and Final

Judgment, substantively identical to Exhibit C annexed hereto, as defined in subparagraph ii

below, has been entered by the Court and not vacated, stayed or modified in any material way,

upon appeal or otherwise; (4) either (i) the time to appeal, or otherwise seek review of the Order

and Final Judgment has expired without any appeal having been taken or review sought, or (ii) if

an appeal is taken or review sought, the expiration of five days after such an appeal or review

shall have been finally determined by the highest court before which appeal or review is sought

and is not subject to further judicial review; and (5) entry of an order by the District Court

approving the Derivative Settlement and such order becoming final and non-

appealable.

31.          "Escrow" means the custody accounts established at Citibank on or about

April 22, 1999.

32.          "Exchange Offer" means Paracelsus' issuance of Paracelsus

             common

stock in exchange for all issued and outstanding shares of common and preferred stock of

Champion, as governed by the registration statement, proxy statement and prospectus dated July 19, 1996.

33.          "Fee and Expense Application" means an application or

             applications by

Lead Counsel for a collective award of Fees and Out-of-Pocket Expenses on behalf of all counsel for plaintiffs in the Action.

34.          "Fees" means the attorneys' fees to be awarded by the Court to

             Plaintiffs'

counsel in connection with the prosecution of the Action.

35.           "Individual Defendants" means defendants Manfred G.

             Krukemeyer, R.J.

Messenger, James T. Rush, Charles R. Miller and James G. VanDevender.



36.           "Lead Counsel" means the law firm of Bernstein Litowitz

             Berger & Grossmann LLP.

37.          "Lead Plaintiffs" means plaintiffs Alan Gordich, Gary Matzner and J.A. Ziskind.

38.          "MOU" means the Memorandum of Understanding entered into by the

parties to this Settlement Stipulation on March 24, 1999, a copy of which is annexed hereto as Exhibit A.

39.          "Net Settlement Fund" means the Settlement Fund, less all

             Fees, Out-of-

Pocket Expenses, Costs of Notice and Costs of Administration.

40.          "Notice" means the Notice of Pendency of Class Action,

             Proposed

Settlement of Class Action and Settlement Hearing, which is to be sent to members of the Class

substantially in the form attached hereto as Exhibit I to Exhibit B.

41.          "Notice Order" means the Notice Order referred to in paragraph

             5, BELOW,

to be substantially in the form of Exhibit B, annexed hereto, and substantively identical thereto.

42.          "Order and Final Judgment" means the Order and Final Judgment referred

to in paragraph 10, BELOW, to be substantially in the form of Exhibit C,

annexed hereto, and substantively identical thereto.

43.          "Out-of-Pocket Expenses" means all expenses, (but not Fees),

             incurred by

Plaintiffs and all counsel for Plaintiffs in connection with the prosecution of the Action,

including fees and expenses of experts and consultants retained by counsel in connection with the Action.

44.          "Paracelsus" means Paracelsus Healthcare Corporation.

45.          "Park" means Park-Hospital GmbH.

46.          "Plaintiffs" means plaintiffs Alan Gordich, Gary Matzner. J.A.

             Ziskind,

Arthur Doloresco, Norman Gaylis, Albert Kahn, Veronica Ziskind, James

Kramer, Joseph

Lipsky, Barry Garber, Hayley W. Wemer, Lawrence Rice A/C/F Ian Alexander

Rice, Lawrence

Rice A/C/F Jaclyn Stephanie Rice, Joseph Lipsky and Patricia Greenberg.

47.          "Plan of Distribution" means the terms and procedures for

             allocating the

Net Settlement Fund among, and distributing the Net Settlement Fund to

Claimants with

approved Proofs of Claim, as set forth in the Notice.

48.          "Proof of Claim" means the Proof of Claim and Release and

             Substitute

Form W-9 substantially in the form annexed hereto as Exhibit 2 to Exhibit

B, which, upon

approval of the Court, will be mailed to Class Members with the Notice.

49.          "Released Claims" shall collectively mean all federal. state,

             and foreign

claims, including all Unknown Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, regardless of who possesses them, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent. intentional, with or without malice, or a breach of any duty, law or rule, based upon or arising out of (i) the allegations and/or claims set forth in the Action, the Derivative Actions, PRESCOTT V. PARACELSUS

HEALTHCARE CORP., C.A. No. BC158979 (Cal. Super. Ct., Los Angeles Cty.),

GAONKAR V.  KRUKEMEYER, ET AL., C.A. No. BC 158899 (Cal. Super. Ct., Los

Angeles Cty.), ESSEX IMPORTS V.   PARACELSUS HEALTHCARE CORPORATION. ET AL.,

No. 96-51864 (Tex. Dist. Ct., Harris Cty.), MOLINARI V. MILLER. ET AL., No.

14945 (Del. Ch. Ct.), and the alleged acts, failures to act, omissions,

misrepresentations, facts, events, transactions, statements, occurrences or other subject matter which were, or could have been, set forth, alleged,

embraced, complained of or otherwise  referred to therein, (ii) the merger of Champion and pre-merger Paracelsus, and (iii) the subsequent restatement of the Paracelsus annual and quarterly financial statements.

50.          "Settlement" means the terms and conditions set forth in this

             Settlement Stipulation.

51.          "Settlement Fund" means the sum of the following, as described in paragraph 2, below: (i) the $14 million cash deposited in

             Escrow by Paracelsus on behalf of all Defendants, plus all interest earned, accrued or paid thereon; (ii) the $1 million cash deposited in Escrow by DLJ, plus all interest earned,

             accrued or paid thereon; (iii) 1,549,391 shares of Paracelsus common stock, to be transferred by Paracelsus in accordance with the terms of this Settlement Stipulation; and (iv)

             1,190,767 shares of Paracelsus common stock, to be transferred by Park in accordance with the terms of this Settlement

             Stipulation.

52.          "Settlement Hearing" means a hearing to be held by the Court on notice to the Class, to consider approval of the

             Settlement, Plan of Distribution and Plaintiffs' counsel's application for Fees and Out-of-Pocket Expenses.

53.          "Smith Barney" means Smith Barney, Inc.

54.          "Summary Notice" means the Notice of Proposed Settlement of

             Class Action and Settlement Hearing, which is to be published in accordance with the terms of the Notice Order,

             substantially in the form attached hereto as Exhibit 3 to

             Exhibit B.

55.          "Syndicate" means the equity syndicate underwriters listed in the schedule attached hereto as Exhibit A to Exhibit A.

56.          "Unknown Claims" means any claim any person or entity does not know or suspect to exist in his or her or its favor at the time of the release of such person or entity which, if known by him, her or it, might have affected his, her or its

             settlement with and release of the said person or entity or might have affected his, her or its decision not to object to this Settlement. In releasing any Unknown Claims, a person or entity expressly waives and relinquishes to the fullest extent permitted by law all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or

             equivalent to 1542 of the California Civil Code, which

             provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH

             THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT

             THE TIME OR EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST

             HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                           TERMS AND CONDITIONS

     2.   In full and complete satisfaction and settlement of the Action and of all Released Claims, as set forth in paragraph 7, BELOW, DLJ has

agreed to pay a total of $1,000,000 cash, and   Paracelsus, (on behalf of

all Defendants), and Park have agreed to pay a total of $14,000,000 cash and 2,749,158 shares of Paracelsus common stock, which for purposes of this Settlement is assigned a value of $4 per share, for total consideration of

$25,960,631.80, to the Class and into the Settlement Fund as follows:

57.     On April 23, 1999, DLJ wire-transferred $1,000,000 cash into

        Escrow, to be maintained jointly by Lead Counsel and DLJ. On or before April 23. 1999. Paracelsus, on behalf of all Defendants,

        will pay or cause to be paid $14,000,000 cash into Escrow, to be maintained jointly by Lead Counsel and Paracelsus. The Escrow shall earn interest at least at the 90-day United States Treasury Bill rate from the date of deposit. If any part of the cash portion of the Settlement Fund contributed by or on behalf of Paracelsus is not deposited into Escrow on or before April 23, 1999, then

        Paracelsus will pay or cause to be paid interest on the portion not deposited at a rate of 8% per annum from said date until that portion of the Settlement Fund is deposited into Escrow. Because

        Paracelsus was prepared to pay $8.315 million into the Escrow on

        May 6, 1999, and another $4 million on May 11, 1999, the interest due under this provision shall be calculated on the assumption that those payments into the Escrow occurred on those dates. All interest earned or accrued on the cash portion of the Settlement

        Fund shall become part of the Settlement Fund.  Except as otherwise provided in this Settlement Stipulation, the cash portion of the Settlement

Fund shall remain in Escrow until the Effective Date; however, prior to the

Settlement Hearing, Lead Counsel may draw on the cash portion of the Settlement

Fund in an amount up to $50,000 to pay costs of Notice to the Class and

Settlement Administration; provided, however, that if the Effective Date does not occur, such amounts shall be subtracted from and offset against any eventual judgment or recovery by Plaintiffs and the Class in connection with any claim or demand related in any way to the allegations set forth in the Complaint and the judgment is or the recovery is from Paracelsus or

DLJ, or any person or    entity with a right of indemnification against

Paracelsus or DLJ.

58.     The remainder of the Settlement Fund shall be funded by 2,740,158 shares of Paracelsus common stock to be paid by Paracelsus and

        Park, and to be valued at $4 per share for purposes of this

        Settlement, as follows: Except as otherwise provided in this

        Settlement Stipulation, no later than ten (10) days following entry of the Distribution Order, but not before the Effective Date,

        Paracelsus shall transfer or cause to be transferred 1,549,391 shares of Paracelsus common stock, and Park shall transfer or cause to be transferred 1,190,767 shares of Paracelsus common stock for the benefit of the Class. Paracelsus may seek reimbursement of its reasonable costs incurred to effect said transfer from the cash

        portion of the Settlement Fund.   Said transfers shall be completed

        in the manner directed by Lead Counsel. To the extent  permitted by law and the rules of the New York Stock Exchange, Paracelsus and

        Park shall ensure, and will take all steps necessary to ensure,

        that said stock is either registered or exempt from registration under the federal securities laws and that said stock is not subject to any restrictive legend as of the Effective Date and upon entry of the Distribution Order.

     3.   In further consideration of the settlement of all claims with

DLJ, Paracelsus shall not be required to employ or retain DLJ for the purpose of conducting any underwriting or other investment banking services. and any existing agreement between Paracelsus and DLJ requiring

Paracelsus to employ, retain or compensate DLJ in connection with the provision of any such services shall be deemed to be null and void, and of no further force or effect.

     4.   The Settlement Fund shall be treated as a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1. Lead

Counsel shall designate the person or entity (other than Defendants) to serve as the "administrator" for tax purposes. The Claims Administrator shall be responsible for making all necessary or advisable elections to carry out the intent of this provision, including a "relation-back election" and Defendants shall, as  necessary, join in such elections. The

Claims Administrator shall be responsible for timely and properly preparing and filing all informational and other tax returns required with respect to the Settlement Fund. All taxes (including any interest or penalties)

arising with respect to the

income earned by the Settlement Fund, including any taxes or charges that may be imposed upon the Defendants with respect to any income earned by the

Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for Federal or state income tax purposes and all other expenses and costs incurred in connection with the implementation of this provision (including, without limitation, expenses of attorneys and/or accountants incurred in connection with the preparation of required tax filings and returns) shall be paid out of the cash portion of the Settlement Fund. Neither Defendants, DLJ, Park. nor their counsel shall have any liability or responsibility for taxes or tax related expenses of the Settlement Fund.

     5.   On or before May 14, 1999, Lead Plaintiffs and Defendants shall jointly move the Court for entry of the Notice Order, substantially in the form annexed hereto as Exhibit B. Lead Plaintiffs and Defendants further agree and stipulate, for purposes of effectuating the Settlement, to certification of the Class pursuant to Rule 23(a) and Rule 23(b)(3) of the

Federal Rules of Civil Procedure, and to appointment of the Lead Plaintiffs as Class Representatives.

     6.   Lead Plaintiffs shall conduct and complete as expeditiously as possible, and in any event no later than twenty (20) days before the

Settlement Hearing, such additional discovery as Lead Plaintiffs, in their sole discretion, reasonably determine is appropriate and necessary to confirm the fairness and reasonableness of the terms of the Settlement.

Defendants, Park and DLJ will fully cooperate in said discovery by making available such non-privileged documents and witnesses to Lead Plaintiffs without requiring formal discovery requests or deposition notices. Nothing herein shall require any witness to waive any privilege or immunity,

Depositions of any of the Deponents shall be conditioned upon entry of an order by the District

Court providing that the assertion of any privilege or immunity by any

Deponent and/or a refusal

to testify or provide information based thereon shall not be used by any party to this Settlement

Stipulation against any such Deponent in any other action or proceeding.

Regardless of whether

the District Court enters the order described in the immediately preceding sentence, Lead

Plaintiffs reserve the right to withdraw from the Settlement in the event such additional discovery reveals information indicating that the terms of the Settlement are not fair and reasonable to the Class.

     7.   As of the Effective Date, (a) all Class Members, Park, all

current or former shareholders, officers, directors, employees, or trustees of Park, the Champion Shareholders, the Co-Manager Underwriters on their own behalf and on behalf of the Syndicate, all current and former shareholders, officers, directors, employees, trustees, predecessors.

successors, insurers,

and attorneys of the Co-Manager Underwriters, and all Defendants fully,

finally, and forever

release, relinquish, and discharge all Released Claims such parties may have against any and all

Defendants, Park, all current or former shareholders, officers, directors,

employees, or trustees of

Park, the Champion Shareholders, Champion, all former directors, officers,

and employees of

Champion, all former or current directors, officers, and employees of

Paracelsus, including Scott

Barton; the Co-Manager Underwriters and the Syndicate, and all current and former

shareholders, officers, directors, employees, trustees, predecessors,

successors, insurers, and

attorneys of the Co-Manager Underwriters and of the Syndicate; (b)

Paracelsus, all officers,

directors, employees, and trustees of Paracelsus. Park. all officers,

directors. employees. and

trustees of Park, Champion, all officers, directors, and employees, and trustees of Champion. and

all Defendants fully, finally, and forever release, relinquish, and discharge any and all known and

unknown claims or causes of action of any nature, whether in contract or in tort, that are now

recognized by law or that may be created or recognized in the future by any law, including,

without limitation, by statute, regulation, or judicial decision, for past,

present, future, known,

and unknown losses, damages, or remedies of any kind, including but not limited to the Released

Claims, against DLJ and all officers, directors, employees, trustees,

insurers and attorneys of

DLJ, with the exception of any claims or causes of action arising out of any suits by bondholders

of the public offering of $325 million ten percent senior subordinated bonds in connection with

the merger of Champion and Paracelsus; and (c) DLJ and all officers,

directors, employees and

trustees of DLJ fully, finally, and forever release, relinquish, and discharge any and all known or

unknown claims or causes of action of any nature, whether in contract or in tort, that are now

recognized by law or that may be created or recognized in the future by any law, including,

without limitation, by statute, regulation, or judicial decision, for past,

present, future, known,

and unknown losses, damages, or remedies of any kind, including but not limited to the Released

Claims against Paracelsus, all officers, directors, employees, and trustees of Paracelsus, Park, all

officers, directors, employees, and trustees of Park, Champion, all officers, directors, employees,

and trustees of Champion, and all Defendants, with the exception of any claims or causes of

action arising out of any suits by bondholders of the public offering of

$325 million ten percent

senior subordinated bonds in connection with the merger of Champion and

Paracelsus. Nothing

in this paragraph shall impair rights created or preserved in the

Derivative Settlement.

     8.   On the Effective Date, all persons or entities providing releases pursuant to this Settlement Stipulation expressly waive and relinquish to the fullest extent permitted by law all provisions, rights and benefits conferred by any law of any state or territory of the United States.

or principle of common law, which is similar, comparable or equivalent to section 1542 of the

California Civil Code, which provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Although all such persons or entities may hereafter discover facts in addition to or different from

those which he, she or it now knows or believes to be true with respect to the subject matter of

any and all claims released in this Settlement Stipulation, all such persons and entities upon the

Effective Date fully, finally, and forever settle and release any and all such claims without regard

to the discovery or existence of such different or additional facts.

     9.   Upon the Effective Date, Lead Plaintiffs and all Class Members

who have not timely filed Requests for Exclusion assign and shall be deemed to have assigned to Park each of  the claims that they possess against

Ernst & Young LLP with respect to this matter. Park shall hold all parties receiving releases pursuant to this Settlement Stipulation and each and every member of the Class harmless from any liability, costs and expenses,

including legal fees, they may incur as a result of Park's pursuit of such assigned claims against Ernst & Young LLP.

     10.  The parties to this Settlement Stipulation agree to the entry of

an Order and Final    Judgment, substantially in the form annexed hereto as

Exhibit C, dismissing with prejudice the

claims of all Class Members who purchased or acquired Paracelsus common stock in the initial

public offering of Paracelsus common stock. or in the aftermarket during the Class Period, or

who owned shares of Champion stock which were converted into shares of

Paracelsus common

stock pursuant to the Exchange Offer. Such Order and Final Judgment shall also: (a) forever bar

and enjoin, except as otherwise provided in this Settlement Stipulation,

the MOU, the Champion

MOU, and the Derivative Settlement, any person or entity from commencing.

instituting, or

prosecuting any action or other adversary proceeding any court of law or equity, arbitration

tribunal, or administrative or any other forum, directly or

representatively, against any party to

this Settlement Stipulation and their predecessors, successors, and present and former parents,

subsidiaries, affiliates, insurers, attorneys, directors, officers,

employees, agents, including Park,

with respect to any claims for contribution, indemnification, or other claims that would result in

such party being required to reimburse any non-settling party for liability incurred by the non-

settling party in connection with any or all of the Released Claims; (b)

forever bar and enjoin,

except as otherwise provided in this Settlement Stipulation, the MOU, the

Champion MOU, and

the Derivative Settlement, each Class Member, Lead Plaintiffs, and all other parties to this

Settlement Stipulation from commencing, instituting. or prosecuting any action or other

adversary proceeding in any court of law or equity, arbitration tribunal,

or administrative or any

other forum, directly or representatively, against any other party to this

Settlement Stipulation

and their predecessors, successors, and present and former parents,

subsidiaries, affiliates,

insurers, attorneys, directors, officers, employees, or agents, in connection with any and all

Released Claims; and (c) approve the Settlement, including the transfer and issuance of

Paracelsus common stock by Park and Paracelsus, as fair, reasonable, and adequate and direct  the consummation of the Settlement in accordance with the terms of this Settlement Stipulation.

     11.  If, prior to the Settlement Hearing, persons or entities who would otherwise be Class Members have filed with the Court Requests for

Exclusion. and such persons or entities in

the aggregate own more than 480,012 shares of Paracelsus common stock, then each Defendant

and Park shall have, in their discretion, the option to terminate this

Settlement Stipulation and the

Settlement. Said option, if applicable, must be exercised in writing no later than five (5) business

days prior to the Settlement Hearing. Lead Counsel shall deliver copies of all Requests for

Exclusion, objections and/or statements of opposition as referenced in

Section V and VII of the

Notice to counsel for Defendants and Park no later than ten (10) days before the Settlement Hearing.

     12.  If Paracelsus common stock is not continuously listed for trading on a national stock exchange from March 24, 1999, through and including ten

(10) days prior to the Settlement

Hearing, then Lead Plaintiffs shall have, in their sole and absolute discretion, the option to

terminate this Settlement Stipulation and the Settlement. Said option, if applicable, must be

exercised in writing to counsel for Defendants and Park no later than five

(5) business days prior

to the Settlement Hearing.

     13.  If the Settlement is terminated, canceled, or rejected, or if the

Court enters the

Order and Final Judgment and it is vacated, stayed or modified, upon appeal or otherwise, in a

material way or if the Effective Date does not otherwise occur: (a) the

Settlement Fund, except

for all amounts incurred up to $50,000 to pay Costs of Notice and

Settlement Administration,

 (which shall be allocated between Paracelsus and DLJ pro rata according to their respective cash

payments into the Settlement Fund), shall be returned to Paracelsus and DLJ forthwith and Lead

Counsel shall immediately execute any documents necessary to effect such return; and (b) the

parties hereto shall be deemed to have reverted to their respective status as of the date and time

immediately prior to the execution of the MOU. and they shall proceed in all respects as if the

Settlement Stipulation and MOU had not been executed and any related orders had not been

entered; provided, however, all amounts withdrawn from the Settlement Fund to pay Costs of

Notice and Settlement Administration and not repaid to Paracelsus and DLJ pursuant to clause

(a) shall be subtracted from and offset against any eventual judgment or recovery by Plaintiffs

and the Class in connection with any claim or demand related in any way to the allegations set

forth in the Complaint and the judgment is or the recovery is from

Paracelsus or DLJ or any

person or entity with a right of indemnification against Paracelsus or DLJ.

     14.  Neither this Settlement Stipulation, including all exhibits.

orders or other

documents referred to herein; the MOU; any terms or provisions of the

Settlement Stipulation or

the MOU, including the Plan of Distribution; nor any of the negotiations or proceedings related

to this Settlement Stipulation or the MOU, shall be:

          a. construed as an admission of any sort whatsoever. by

     Defendants,

Plaintiffs, or any other party to this Settlement Stipulation, relating to any issue in this Action; or

          b.   offered or received in evidence in this Action or any other action or proceeding, Judicial, administrative or otherwise), except proceedings to enforce the Settlement.

     15. On May 14, 1999, or any date thereafter requested by the Court,

     Lead Plaintiffs

and Defendants shall jointly move the Court for entry of a Notice Order in the form annexed as Exhibit B hereto.

     16.  If the Settlement is approved by the Court, after the Settlement

Hearing on notice, as provided by Rule 23 of the Federal Rules of Civil

Procedure. Lead Plaintiffs shall move the

Court for entry of an Order and Final Judgment in the form annexed as

Exhibit C hereto.

     17.  At the Settlement Hearing, Lead Plaintiffs will seek approval of the Court to

distribute, on or after the Effective Date, the Net Settlement Fund to the

Class. in accordance

with the Plan of Distribution, the terms and conditions of which are set forth in the Notice Order.

     18.  At or after the Settlement Hearing, Lead Counsel may submit a Fee and Expense

Application for: (i) a collective award of attorneys' fees to all counsel for plaintiffs in the Action

in a total amount of twenty-two and one-half (22.5) percent of the

Settlement Fund; plus (ii)

reimbursement of actual Out-of-Pocket Expenses and costs, including the fees of any experts or

consultants incurred in connection with prosecuting the Action, plus any interest on such Out-of-

Pocket Expenses and costs at the same rate and for the same periods as earned by the Settlement

Fund. Lead Counsel reserves the right to make additional applications for

Out-of-Pocket

Expenses and costs incurred in connection with the administration of the

Settlement. Unless

requested by the Court, neither Defendants, Park, DLJ. nor any of the

Champion Shareholders

will take any position with respect to Lead Counsel's application for Fees and Out-of-Pocket

Expenses. All Fees awarded by the Court will be paid from the Settlement

Fund in cash and

stock, in the same proportions as the cash and stock comprise the

Settlement Fund. Lead

Counsel will seek reimbursement of the Out-of-Pocket Expenses exclusively from the cash

portion of the Settlement Fund. Any order or proceedings relating to the

Fee and Expense

Application, or any appeal from such an order, is not a material term of the Settlement and shall

not operate to terminate or cancel the Settlement Stipulation, or affect or delay the finality of the

Court's Order and Final Judgment approving the Settlement Stipulation and the settlement set

forth herein. Neither a modification nor reversal on appeal of any award of

Fees and Out-of-

Pocket Expenses shall constitute grounds for cancellation or termination of the Settlement

Stipulation.

     19.  The Fees and Out-of-Pocket Expenses that are awarded by the Court shall be paid

to Lead Counsel from the Settlement Fund, as follows: (i) the cash portion shall be paid on the

Effective Date; and (ii) the stock portion shall be paid at the same time as the stock is distributed

to the Class. Lead Counsel shall allocate the Fees among plaintiffs'

counsel in a manner in which

Lead Counsel in good faith believes reflects the contributions of such counsel to the prosecution

and settlement of the Action.

     20.  As of the Effective Date, Defendants and DLJ shall cease to have any interest in,

or responsibility or control over the Settlement Fund. On the Effective

Date, Lead Counsel,

Paracelsus and DLJ or their successors, if applicable, shall execute written instructions

satisfactory to Citibank to release the Settlement Fund from Escrow, to be transferred as directed

by Lead Counsel. On and after the Effective Date, Lead Counsel shall have sole responsibility

and authority for investment of the Settlement Fund, subject to the supervision of the Court.

     21.  Lead Counsel may retain a Claims Administrator and such other persons or organizations as may be necessary to review, assess and process the Proofs of Claim submitted

by Class Members, subject to the supervision of the Court. None of

Defendants, Park, any

member of the Syndicate, and any of the Champion Shareholders shall have any role in or

responsibility for review or evaluation of Proofs of Claim. In order to receive a distribution from

the Settlement Fund, a Class Member must file a Proof of Claim in the form and manner to be approved by the Court.

     22.  Neither Defendants, Park, any member of the Syndicate, any of the

Champion

Shareholders, nor counsel to any of the foregoing shall have any role in or responsibility for the

form, substance, method or manner of administration or distribution of the

Settlement Fund to

Class Members. Each Class Member who is entitled to a distribution from the

Net Settlement

Fund shall receive such distribution in cash and stock in amounts proportionate to the amounts of

cash and stock remaining in the overall Net Settlement Fund. Distribution to the Class Members

shall be made in accordance with the Plan of Distribution set forth in the

Notice. All expenses

related thereto, including, without limitation, the costs of the Claims

Administrator, shall be paid

from the cash portion of the Settlement Fund. None of Defendants, Park, any

member of the

Syndicate, any of the Champion Shareholders, and counsel to any of the foregoing shall have any

responsibility for or liability with respect to the administration or processing of claims or the

allocation of the Settlement Fund, including, without limitation,

determinations as to the validity

of Proofs of Claim, the amounts of claims, distributions of the Net

Settlement Fund. or any loss

incurred in connection with the Escrow or the activities of the Claims

Administrator.

     23.  The parties hereto and their attorneys agree to cooperate fully with one another in

seeking Court approval of this Settlement Stipulation and to use their best efforts to consummate

the Settlement. No party to this Settlement Stipulation shall seek to evade its good faith

obligations to seek approval and implementation of this Settlement by virtue of any rulings,

orders, governmental report, the results of the proof of claim process or other development,

whether in the Action or in any other litigation, or otherwise, that might hereinafter occur and

might be deemed to alter the relative strengths of the parties with respect to any claim or defense

or their relative bargaining power with respect to negotiating a settlement. The parties deem this

Settlement to be fair and reasonable and have arrived at this Settlement in arm's-length

negotiations taking into account all relevant factors, present or potential.

     24.  This Settlement Stipulation shall be binding upon and inure to the benefit of the

parties hereto and their respective heirs, executors, administrators,

successors and assigns, and

upon any corporation or other entity into or with which any party hereto may merge or

consolidate.

     25.  This Settlement Stipulation shall be construed in accordance with the laws of the State of Texas.

     26.  The waiver by one party of any breach of this Settlement

Stipulation by another

party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Stipulation.

     27.  The foregoing, including the documents referred to herein.

constitutes the entire

agreement among the parties hereto with respect to the settlement of the

Action, and may not be

modified or amended, except in writing, signed by all parties hereto, or their successors in

interest. Counsel may sign this Settlement Stipulation on behalf of the parties. This Settlement

Stipulation may be executed in counterparts by any of the signatories hereto, including by

facsimile, and as so executed shall constitute one agreement.

     28.  Each of the Champion Shareholders represents and warrants that such shareholder

acquired the shares of Paracelsus common stock identified in Exhibit B to

Exhibit A annexed

hereto in the Exchange Offer and continuously owned such shares through and including October 9, 1996. Each person executing this Settlement stipulation represents that he or she is authorized to do so.

     29.  Paracelsus represents and warrants that it is unaware of any actual or threatened

claims by noteholders arising from the public offering of $325 million ten percent senior

subordinated notes in connection with the merger of Champion and Paracelsus other than those

that have been previously asserted in this Action and in the cases listed in paragraph pp of this Settlement Stipulation.

     30.  The Court shall retain jurisdiction with respect to

implementation and

enforcement of the terms of the Settlement Stipulation, including the allowance, disallowance, or

adjustment on equitable grounds of any claim for payment from the

Settlement Fund.

     31. THIS AGREEMENT has been executed this 11th day of May, 1999.


Dated: May __, 1999            BERNSTEIN LITOWITZ BERGER
                                 & GROSSMAN LLP



                              By:
                                  Daniel L. Berger, Esq.
                                  Counsel for Lead Plaintiffs and the Class



Dated:  May __, 1999          PARACELSUS HEALTHCARE CORPORATION


                              By:
                                  Andrew B. Weissman, Esq.
                                  WILMER, CUTLER & PICKERING
                                  Counsel for Paracelsus



Dated:  May __, 1999          MANFRED G. KRUKEMEYER


                              By:
                                  Jean Frizzel, Esq.
                                  GIBBS & BRUNS, L.L.P.
                                  Counsel for Krukemeyer


Dated:  May, __, 1999         R.J. MESSENGER



                              By:
                                  Steven M. Pesner, P.C.
                                  AKIN, GUMP, STRAUSS, HAUER
                                   & FELD, L.L.P.
                                  Counsel for Messenger

Dated:  May __, 1999          JAMES T. RUSH



                              By:
                                 Richard H. Borow, Esq.
                                 IRELL & MANELLA, LLP
                                 Counsel for Rush


Dated:  May __, 1999          CHARLES MILLER AND JAMES
                               VANDEVENDER


                              By:
                                 Robert F. Watson, Esq.
                                 LAW, SNAKARD & GAMBILL
                                 Counsel for Miller and VanDevender



Dated:  May __, 1999          PARK-HOSPITAL, GmbH



                              By:
                                 L. Joseph Loveland
                                 Donald Harvey
                                 KING & SPALDING
                                 Counsel for Park


Dated:  May __, 1999          THE CHAMPION SHAREHOLDERS



                              By:
                                 Brian S. Rosen, Esq.
                                 WEIL GOTSHAL & MANGES LLP
                                 Counsel for the Champion Shareholders,
                                 As set forth in Exhibit __ annexed hereto

Dated:  May__, 1999           THE CO-MANAGER UNDERWRITERS


                              By:
                                 Gerard G. Pecht, Esq.
                                 FULBRIGHT & JAWORSKI L.L.P.
                                 Counsel for the Co-Manager Underwriters,
                                 On their own behalf and on behalf of the
                                 Syndicate